UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 232-7028
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 3, 2009, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended September 30, 2009 of $4,453,000, or $0.07 per share, compared to third quarter 2008 net income available to common stockholders of $16,758,000, or $0.32 per share. For the first nine months of 2009, the Company reported net loss available to common stockholders of $54,758,000, or $1.03 per share, compared to net income available to common stockholders of $52,694,000, or $1.01 per share, for the first nine months of 2008. The net loss for the 2009 period was primarily the result of a non-cash ceiling test writedown of $103.6 million recorded during the first quarter of 2009.
Discretionary cash flow for the third quarter of 2009 was $33,762,000, as compared to $58,728,000 for the comparable 2008 period. For the first nine months of 2009, discretionary cash flow was $110,018,000. Discretionary cash flow for the first nine months of 2008 was $188,310,000. Cash flow provided by operating activities totaled $41,145,000 and $75,125,000 during the third quarters of 2009 and 2008, respectively. Cash flow provided by operating activities totaled $86,639,000 and $185,919,000 during the nine months ended September 30, 2009 and 2008, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the third quarter of 2009 and 2008 was 8.0 Bcfe. Production for the first nine months of 2009 was 26.6 Bcfe, which was 9% higher than production for the comparable period of 2008. Stated on an Mcfe basis, unit prices received during the third quarter and the first nine months of 2009 were 34% and 38% lower, respectively, than the comparable 2008 periods. Oil and gas sales during the third quarter of 2009 decreased 35% to $50,182,000 as compared to $76,987,000 in the third quarter of 2008. For the first nine months of 2009, oil and gas sales decreased 32% to $164,792,000 from $242,420,000 in the first nine months of 2008.
Lease operating expenses for the third quarter of 2009 decreased to $1.21 per Mcfe as compared to $1.46 per Mcfe in the third quarter of 2008. For the first nine months of 2009, lease operating expenses per Mcfe decreased 17% to $1.09 from $1.31 in the comparable period of 2008. The declines are primarily due to the Company’s cost reduction efforts combined with lower services and materials costs.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the third quarter of 2009 was $2.21 per Mcfe as compared to $4.16 per Mcfe in the third quarter of 2008. For the first nine months of 2009, DD&A decreased 34% to $2.52 per Mcfe from $3.84 per Mcfe for the comparable period of 2008. The declines in DD&A are primarily the result of the non-cash ceiling test write-downs of our proved oil and gas properties during 2008 and the first quarter of 2009.
General and administrative expenses decreased $1,578,000 and $4,872,000 for the third quarter and nine months ended September 30, 2009, as compared to the respective 2008 periods. The decreases during the 2009 periods are primarily due to lower employee related costs.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-and nine-month periods ended September 30, 2009 and 2008:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Production:
Oil (Bbls)	137,077	137,929	450,676	504,509
Gas (Mcf)	7,169,167	7,214,427	23,944,666	21,322,903
Total Production (Mcfe)	7,991,629	8,042,001	26,648,722	24,349,957
MMcfe/d	87	87	98	89

Sales:
Total oil sales	$10,324,647	$15,695,498	$29,028,227	$53,362,415
Total gas sales	39,857,782	61,291,924	135,764,007	189,057,801

Total oil and gas sales	50,182,429	76,987,422	164,792,234	242,420,216

Average sales prices:
Oil (per Bbl)	$75.32	$113.79	$64.41	$105.77
Gas (per Mcf)	5.56	8.50	5.67	8.87
Per Mcfe	6.28	9.57	6.18	9.96
The above sales and average sales prices include additions (reductions) related to the settlement of gas hedges of $20,996,000 and ($3,925,000) and the settlement of oil hedges of $1,167,000 and ($1,567,000) for the three months ended September 30, 2009 and 2008, respectively. The above sales and average sales prices include additions (reductions) related to the settlement of gas hedges of $57,415,000 and ($11,538,000) and the settlement of oil hedges of $4,682,000 and ($4,504,000) for the nine months ended September 30, 2009 and 2008, respectively.
The following initiates guidance for the fourth quarter of 2009:

Guidance for
Description	4th Quarter 2009

Production volumes (MMcfe/d)	83 - 88

Percent gas	88%

Expenses:
Lease operating expenses (per Mcfe)	$1.25 - $1.35
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$2.30 - $2.40
General and administrative (in millions)	$4.5 - $5.0
Interest expense (in millions)	$2.8 - $3.1

2009 Direct Capital Expenditures (in millions)	$65 - $75
Operations Update
As previously announced, the Company has resumed its Woodford operated drilling program and is currently drilling its 31st Woodford operated well. Once drilled, the Company will commence operations on the 32nd Woodford operated well. In addition, the Company expects to commence completion operations on two previously drilled Woodford operated wells (7,245 foot lateral & 4,392 foot lateral) during November.

The Company participated in six gross (0.65 net) non-operated wells in the Fayetteville shale during the third quarter of 2009. The Company currently has one non-operated rig working in the trend.
In the Gulf Coast, the Company’s Whistling Straits prospect was drilled to total depth and has been determined to be commercially non-productive. The Company has a 24% working interest in this well and estimates its share of the cost to test this prospect was approximately $1.7 million.
Liquidity Update
During October 2009, the Company repaid $51 million of bank debt. The Company currently has $49 million of borrowings outstanding under its credit facility and approximately $36 million of cash on hand. As previously disclosed, the Company’s borrowing base is currently $100 million.
Hedging Update
The Company initiated the following commodity hedging transaction during October 2009:

Production Period	Type	Daily Volumes	Price

Natural Gas:
Jan - Dec 2010	Costless Collar	10,000 Mmbtu	$6.00 - $6.45
After executing the above transaction, the Company has approximately 11 Bcfe of production volumes hedged for 2010 with an average floor of $5.83 per Mcf.
Management Statement
“After spending the majority of 2009 focusing on strengthening our balance sheet, we are now in position and are very excited to re-initiate our Woodford operated drilling program,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “After analyzing the performance of our last seventeen Woodford operated wells, I am more confident than ever that we will be able to deliver top-tier results that will be competitive with any other shale play.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and the significant price decline since June 30, 2008, the uncertain economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs or reductions in the borrowing base under our bank credit facility, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$81,204	$23,964
Revenue receivable	10,928	20,074
Joint interest billing receivable	10,298	24,259
Hedging asset	15,120	40,571
Prepaid drilling costs	3,174	11,523
Drilling pipe inventory	19,058	25,898
Other current assets	3,048	1,530

Total current assets	142,830	147,819

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,261,688	1,225,304
Unevaluated oil and gas properties	113,529	119,847
Accumulated depreciation, depletion and amortization	(1,007,281)	(832,290)

Oil and gas properties, net	367,936	512,861
Gas gathering assets	4,648	4,644
Accumulated depreciation and amortization of gas gathering assets	(1,124)	(900)

Total property and equipment	371,460	516,605

Other assets, net of accumulated depreciation and amortization of $7,803 and $6,237, respectively	5,057	5,825

Total assets	$519,347	$670,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$19,836	$70,643
Advances from co-owners	4,249	5,349
Oil and gas revenue payable	5,780	15,305
Accrued interest and preferred stock dividend	6,969	3,696
Asset retirement obligation	4,307	8,590
Other accrued liabilities	2,533	4,094

Total current liabilities	43,674	107,677
Bank debt	100,000	130,000
10 3/8% Senior Notes	149,197	148,998
Asset retirement obligation	16,938	17,043
Deferred income taxes	—	28,845
Other liabilities	1,289	199
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 61,146 and 49,319 shares, respectively	61	49
Paid-in capital	258,421	216,253
Accumulated other comprehensive income	8,900	25,560
Accumulated deficit	(59,134)	(4,376)

Total stockholders’ equity	208,249	237,487

Total liabilities and stockholders’ equity	$519,347	$670,249

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Oil and gas sales	$50,182	$76,987	$164,792	$242,420
Gas gathering revenue	72	1,288	172	5,274

	50,254	78,275	164,964	247,694

Expenses:
Lease operating expenses	9,665	11,721	29,171	31,818
Production taxes	176	3,060	3,196	9,489
Depreciation, depletion and amortization	17,936	33,982	68,129	96,109
Ceiling test writedown	—	19,380	103,582	19,380
Gas gathering costs	14	441	181	2,215
General and administrative	4,142	5,720	13,164	18,036
Accretion of asset retirement obligation	580	346	1,704	894
Interest expense	3,531	1,609	10,095	6,498

	36,044	76,259	229,222	184,439

Gain on sale of assets	—	26,677	485	26,677
Other income (expense)	(594)	154	(5,903)	427

Income (loss) from operations	13,616	28,847	(69,676)	90,359

Income tax expense (benefit)	7,876	10,802	(18,772)	33,810

Net income (loss)	5,740	18,045	(50,904)	56,549

Preferred stock dividend	1,287	1,287	3,854	3,855

Net income (loss) available to common stockholders	$4,453	$16,758	$(54,758)	$52,694

Earnings per common share:
Basic
Net income (loss) per share	$0.07	$0.33	$(1.03)	$1.05

Diluted
Net income (loss) per share	$0.07	$0.32	$(1.03)	$1.01

Weighted average number of common shares:
Basic	61,126	49,248	53,411	48,862

Diluted	61,656	55,976	53,411	55,745

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(50,904)	$56,549
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(18,772)	33,810
Depreciation, depletion and amortization	68,129	96,109
Ceiling test writedown	103,582	19,380
Gain on sale of assets	(485)	(26,677)
Accretion of asset retirement obligation	1,704	894
Pipe inventory impairment	903	—
Share based compensation expense	4,734	7,190
Amortization costs and other	1,127	1,055
Payments to settle asset retirement obligations	(1,547)	(16,775)
Changes in working capital accounts:
Revenue receivable	9,146	4,207
Joint interest billing receivable	13,431	(1,534)
Prepaid drilling and pipe costs	14,286	(33,706)
Accounts payable and accrued liabilities	(55,701)	35,884
Advances from co-owners	(1,100)	9,734
Other	(1,894)	(201)

Net cash provided by operating activities	86,639	185,919

Cash flows from investing activities:
Investment in oil and gas properties	(37,759)	(280,090)
Investment in gas gathering assets	(4)	(5,653)
Proceeds from sale of gas gathering assets, net of expenses	—	40,105
Proceeds from sale of oil and gas properties	4,852	1,975

Net cash used in investing activities	(32,911)	(243,663)

Cash flows from financing activities:
Net proceeds from (payments for) share based compensation	(332)	1,634
Deferred financing costs	(82)	(132)
Net proceeds from common stock offering	37,778	—
Payment of preferred stock dividend	(3,852)	(4,154)
Repayment of bank borrowings	(30,000)	(78,000)
Proceeds from bank borrowings	—	128,000

Net cash provided by financing activities	3,512	47,348

Net increase (decrease) in cash and cash equivalents	57,240	(10,396)

Cash and cash equivalents, beginning of period	23,964	16,909

Cash and cash equivalents, end of period	$81,204	$6,513

Supplemental disclosure of cash flow information:
Cash paid during the period for:

Interest	$12,045	$9,499

Income taxes	$205	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$5,740	$18,045	$(50,904)	$56,549

Reconciling items:
Deferred tax expense (benefit)	7,876	10,802	(18,772)	33,810
Gain on sale of assets	—	(26,677)	(485)	(26,677)
Depreciation, depletion and amortization	17,936	33,982	68,129	96,109
Ceiling test writedown	—	19,380	103,582	19,380
Accretion of asset retirement obligation	580	346	1,704	894
Share based compensation expense	1,209	2,519	4,734	7,190
Amortization expense and other	421	331	2,030	1,055

Discretionary cash flow	33,762	58,728	110,018	188,310
Changes in working capital accounts	8,339	26,482	(21,832)	14,384
Settlement of asset retirement obligations	(956)	(10,085)	(1,547)	(16,775)

Net cash provided by operating activities	$41,145	$75,125	$86,639	$185,919

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: November 3, 2009	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer